UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 17, 2020
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Given the volatile and uncertain environment created by COVID-19, which is disrupting the retail industry and more specifically, the Company’s business across all brands, the Compensation and Stock Incentive Committee (the “Committee”) of the Board of Directors (the “Board”) of Ascena Retail Group, Inc. (the “Company”), in consultation with the Company’s legal and compensation advisors, extensively reviewed the Company’s short- and long-term incentive programs for its entire workforce to determine whether those programs appropriately align compensation opportunities with the Company’s current goals and ensure the stability of the Company’s workforce. Following such thorough consultation and review, the Committee approved the following adjustments to the Company’s existing compensation programs, and restored base salaries to their pre-reduction rates for all those who were subject to a temporary base salary reduction as a result of the COVID-19 pandemic (with such restoration effective as of June 21, 2020 for its current named executive officers (“NEOs”)), to enable the Company to retain and continue to motivate its NEOs and other officers and employees.
Retention and Performance-Based Arrangements
On June 17, 2020, the Company implemented new retention and performance-based arrangements for each of the NEOs and for three other executive officers, intended to cover a 6-month period, which arrangements are in lieu of the short- and long-term incentive award opportunities that the executive officers would have had under the Company’s historical plans. With respect to the retention arrangement, in accordance with his or her retention and clawback agreement (“Retention and Clawback Agreement”), on or about June 22, 2020, each of the NEOs will receive a cash retention award, in an amount equal to $1,068,750 for each of the Chief Executive Officer and the Interim Executive Chair of the Board and $603,125 for the Executive Vice President and Chief Financial Officer, which amount represents (i) 25% of the sum of (A) 75% of his or her fiscal 2021 target annual incentive and (B) 50% of his or her fiscal 2021 target long-term incentive, plus (ii) in the case of our Executive Vice President and Chief Financial Officer who has an existing retention agreement, an additional amount that accounts for the consolidation of his existing retention agreement with that newly implemented by the Company (i.e., $275,000). The award amounts for our other executive officers will be determined on the same basis as the award amounts for our NEOs. Pursuant to his or her Retention and Clawback Agreement, each such award will be paid immediately, subject to repayment if the recipient is terminated for Cause or resigns without Good Reason (as each term is defined therein), in each case, before December 31, 2020 (the “Retention Date”), provided, that, the Retention Date with respect to $275,000 of our Executive Vice President and Chief Financial Officer’s award will be August 31, 2020. In the event that the recipient’s employment with the Company or one of its subsidiaries is terminated for any reason (other than for Cause or without Good Reason) prior to the Retention Date, such recipient’s right to retain the award is subject to the execution of a release of claims in favor of the Company and its subsidiaries.
The foregoing description of the Retention and Clawback Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Retention and Clawback Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.
Under the performance-based arrangement, each of the NEOs will have the opportunity to earn a cash incentive award, in an amount equal to $1,068,750 for each of the Chief Executive Officer and the Interim Executive Chair of the Board and $328,125 for the Executive Vice President and Chief Financial Officer, which amount represents 25% of the sum of (i) 75% of his or her fiscal 2021 target annual incentive and (ii) 50% of his or her fiscal 2021 target long-term incentive. Payment of the award will be subject to achievement of objective performance criteria to be established by the Committee as soon as possible.
Employee Incentive Program
In addition to making changes to the existing compensation structure for its NEOs and other executive officers, the Committee made adjustments to the existing compensation structure for employees who are currently eligible to participate in the Company’s short- and long-term incentive programs (excluding our field managers, who will continue to participate in their existing incentive programs). The Committee acknowledged that the significant uncertainty in the current environment was posing a meaningful distraction for employees and determined that replacing the existing performance-based arrangements with a combination of retention and performance-based arrangements was essential to keep employees engaged and focused on the tasks necessary to move the Company forward in achieving its goals. Accordingly, the Company implemented a revised compensation program intended to cover a 6-month period, under which each participating employee will have a target award opportunity equal to 50% of the sum of (i) 75% of his or her fiscal 2021 target annual incentive and (ii) 50% of his or her fiscal 2021 target long-term incentive, which is consistent with the award opportunities established for the executive officers, as described above. As with the executive officers, each employee’s target award opportunity will be 50% retention-based and 50% performance-based. Compensation opportunities beyond the foregoing 6-month period will be determined by the Committee at a later date.
Performance-Based Cash LTIP Awards
In fiscal 2018 and 2019, the Company granted performance-based cash awards under its long-term incentive plan. As originally structured, (i) the fiscal 2018 performance-based cash awards were earned based on the Company’s achievement of the specified Net Income (50% weighted) and three-year TSR relative to a select index of retailers (50% weighted) targets, and (ii) the fiscal 2019 performance-based cash awards were earned based on the Company’s achievement of EBITDA Growth (75% weighted) and Comparable Sales (25% weighted) targets, with a modifier for TSR performance relative to a select group of peers. Such earned performance-based cash awards would then be paid in October 2020 or October 2021, respectively, subject to the employee’s continued employment with the Company or one of its subsidiaries through August 1, 2020 or August 3, 2021, respectively. Under the revised arrangement, as documented in his or her acceleration agreement (“Acceleration Agreement”), payment of the portion of the performance-based cash awards that has been earned based on fiscal 2018 and 2019 performance has been accelerated for our Chief Executive Officer, our Executive Vice President and Chief Financial Officer and all other active employees holding such performance-based cash awards. Our Chief Executive Officer will receive $913,750 for his fiscal 2018 performance-based cash award and $100,000 for his fiscal 2019 performance-based cash award, and our Executive Vice President and Chief Financial Officer will receive $72,250 for his fiscal 2018 performance-based cash award and $11,400 for his fiscal 2019 performance-based cash award.
As with the NEO and executive officer retention and performance-based arrangements, the accelerated performance-based cash award payment is subject to repayment if the employee’s employment with the Company or one of its subsidiaries is terminated for Cause or without Good Reason (as each term is defined in his or her award agreement) prior to August 1, 2020 (for the accelerated fiscal 2018 payment) or August 3, 2021 (for the accelerated fiscal 2019 payment). Additionally, in the event that the employee’s employment with the Company or one of its subsidiaries is terminated for any reason (other than for Cause or without Good Reason) prior to the relevant date, such recipient’s right to retain the accelerated payment is subject to the execution of a release of claims in favor of the Company and its subsidiaries.
The foregoing description of the Acceleration Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Acceleration Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference.
We believe all of the foregoing changes will be instrumental in preserving our workforce.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Retention and Clawback Agreement for NEOs.
10.2	Form of Acceleration Agreement for NEOs.

Forward-Looking Statements

Certain statements or information made within this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range,” or similar words. Forward-looking statement in this Current Report on Form 8-K include, without limitation, statements regarding the Company’s retention and performance-based arrangements, employee incentive programs and performance-based cash LTIP awards. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: June 22, 2020

By:	/s/ Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)